Exhibit 99

  VF Announces Record Sales and Earnings for Fourth Quarter and Year

    GREENSBORO, N.C.--(BUSINESS WIRE)--February 8, 2006
VF Corporation (NYSE: VFC):

    -- 4Q EPS up 3%, including $.03 impact from expensing stock options

    --  4Q revenues rise 4% to $1.6 billion

    --  2005 cash flow from operations reaches $561 million

    --  2006 guidance reaffirmed

    --  Ten million share repurchase program approved

    Information regarding VF's fourth quarter conference call webcast today can be found at the end of this release.

    VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, today announced record results for the fourth quarter and full year 2005. All per share amounts are presented on a diluted basis.
    Net income in the fourth quarter rose to a record $127.5 million from $125.3 million, with earnings per share rising to $1.13 from $1.10. As previously announced, during the fourth quarter the Company early adopted Financial Accounting Standards Board Statement No. 123 (Revised 2004), Share-Based Payment ("Statement 123(R)"), which requires the expensing of stock options. The impact on net income and earnings per share in the quarter resulting from this requirement was $3.2 million and $.03, respectively. Earnings per share before the change in accounting were $1.16 in the quarter, an increase of 5% over 2004 levels. Total revenues increased 4% to a record $1,646.0 million from $1,579.2 million. Beginning in the fourth quarter of 2005, the Company has decided to report gross royalty income as a component of total revenues. Revenues in all prior periods have been restated to reflect this change.
    For the full year 2005, income increased 9% to $518.5 million from $474.7 million, before a one-time after-tax cumulative effect adjustment related to the early adoption of Statement 123(R) of $11.8 million, or $.10 per share, recognized in the first quarter of 2005. Income in 2005 included $16.9 million related to stock option expense, equal to $.15 per share. Accordingly, earnings per share before the change in accounting were $4.69 in 2005, an increase of 11% over the $4.21 per share in 2004. Including the cumulative effect adjustment, net income in 2005 was $506.7 million or $4.44 per share. Total revenues in 2005 rose 6% to $6,502.4 million from $6,124.6 million in 2004. Revenues in 2004 included $87 million in sales from the Company's Playwear unit, which was sold in 2004.
    Additional information regarding the adoption of Statement 123(R) is included in the attached financial tables.
    "We are delighted to deliver another record quarter and year to our shareholders," said Mackey J. McDonald, chairman and chief executive officer. "We have strong momentum behind our plans to transform VF into a company driven by dynamic, growing lifestyle brands. Our lifestyle businesses - Outdoor and Sportswear - continue to have excellent growth prospects and over the coming years will comprise a much bigger part of our overall sales mix. At the same time, our heritage businesses - Jeanswear, Intimate Apparel and Imagewear - all have strong market positions and leading brands, and the ability to continue to be important contributors to VF's profits and cash flow."

    Fourth Quarter Business Review

    Outdoor

    Our Outdoor coalition had another excellent quarter and continues to be the primary driver of our Company's top line growth. Total revenues increased 23% to $343.9 million in the quarter from $279.9 million in last year's period, driven by growth across nearly all our Outdoor brands. The North Face(R) brand continued to grow revenues in excess of 20% both in the U.S. and internationally. Revenues of our Vans(R) brand also rose, with continued momentum in its Classics line and double-digit growth in comparable store sales within Vans(R) brand retail stores. Our Kipling(R) brand continued to grow in Europe, while total revenues of our packs business rose 13%, driven by higher JanSport(R) brand sales in the U.S. The strong volume gains achieved by The North Face(R) brand and profit improvements in our Vans(R) brand contributed to a 45% increase in operating income in the quarter, with an increase in total Outdoor operating margins to 14.2% from 12.0%.

    Sportswear

    Revenues of our sportswear businesses, which include our Nautica(R) and John Varvatos(R) brands, as well as Kipling(R) brand sales in North America, were $182.9 million in the quarter compared with $183.6 million in the prior year period. Our Nautica(R) brand men's sportswear business continues to perform well, with a 7% increase in revenues in the quarter. Offsetting this increase was a decline in sales of off-price goods. Our John Varvatos(R) brand men's luxury business had another double-digit increase in revenues in the quarter, and we are continuing to make good progress in our launch of the Kipling(R) brand in the U.S. Operating margins were 14.4% in the quarter, a decline from prior year levels, due in part to investments to support the upcoming launch of Nautica(R) brand women's sportswear, higher spending behind the brand's Navigate Life(TM) marketing platform and a decline in profits in our young men's denim business.

    Jeanswear

    Overall, our jeanswear business continues to be healthy. Total Jeanswear revenues, which include the Wrangler(R), Lee(R), Riders(R), Rustler(R) and Wrangler Hero(R) brands, rose slightly in the quarter, to $686.8 million from $679.8 million. Revenues in both our domestic and international businesses increased during the quarter, with particular strength in our Mass Market, Western Specialty, Mexican and Latin American businesses. Our Lee(R) brand business continues to be challenged, with aggressive efforts underway to stabilize performance. Total Jeanswear operating income rose 3% in the quarter, with an increase in operating margins during the period to 17.8%.

    Intimate Apparel

    Revenues in our Intimate Apparel coalition were more stable than in the last several quarters. Total revenues decreased slightly to $183.6 million in the 2005 quarter from $185.9 million in the 2004 quarter. Our Mass Brands business had an excellent quarter, with revenues up 13%. As has been the case all during 2005, revenue comparisons in our Private Brands business were negatively impacted by the absence of a large program with a private label customer, which boosted revenues and manufacturing efficiencies in the prior year. Operating income declined sharply to $3.2 million from $14.3 million, a result of lower manufacturing capacity utilization and costs associated with improving our product assortments in department and mid-tier stores.

    Imagewear

    Our Imagewear coalition reported higher revenues in the quarter, up 2% to $234.6 million from $230.9 million, with the increase due to the acquisition of a licensee of the Harley-Davidson Motor Company, Inc. in early 2005. Operating margins remained strong, at 15.2% in the quarter. The decrease in operating income was due in part to difficult comparisons related to a more profitable mix of sales of World Series apparel products in 2004 versus 2005.

    Operating margins declined in the quarter due in part to the impact of adopting Statement 123(R). Operating margins in the 2005 quarter were 12.1% compared to 12.9% in the 2004 quarter, with 30 basis points of the decline due to the effects of Statement 123(R). Operating income was $199.9 million in the quarter, including a $5.0 million impact from Statement 123(R), compared with $204.0 million in the year-ago period.
    Our balance sheet continues to be very strong, giving us ample flexibility to support future growth. We ended the year with nearly $300 million in cash. Inventories at year-end were 11% above 2004 year-end, with the majority of the increase in our growing lifestyle businesses. Debt as a percent of total capital was 22.6% at the end of the year, or 15.7% net of cash. During the quarter we repurchased one million shares of common stock, bringing the total shares repurchased during the year to four million.

    Outlook

    We're looking forward to another record year in both revenues and earnings in 2006. We continue to anticipate solid organic growth in revenues of approximately 4 to 5% in 2006, driven by double-digit growth in our Outdoor coalition and mid-single digit growth in our Sportswear and Imagewear coalitions. We expect stable revenues in our Jeanswear and Intimates coalitions. Identifying and adding strong new brands to our portfolio remains a priority, but we will maintain a disciplined approach and only pursue those that have the potential to make a positive long-term contribution to total shareholder returns.
    Earnings per share are expected to grow more than revenues in 2006. Based on the $4.44 per share reported in 2005, which includes the $.10 per share cumulative effect adjustment from adopting Statement 123(R), earnings per share are expected to rise approximately 8%. Based on 2005 earnings per share of $4.54 before the cumulative effect adjustment, we expect an increase in earnings per share of approximately 6%, in line with our previous guidance. Also as previously disclosed, the impact on 2006 earnings per share from expensing stock options is expected to be $.17 per share.
    Based on the changing mix of our business and the seasonality experienced by our growing Outdoor business, as well as improvements we expect in our Lee brand and Intimates businesses, we expect stronger earnings comparisons in the second half of the year compared to the first half. For the first quarter, we expect earnings per share to be up slightly over prior year levels, with revenues increasing by approximately 5%.
    We also anticipate another strong year of cash flow from operations, which could reach $600 million in 2006.

    Share Repurchase

    VF also announced that its Board of Directors has approved an authorization for the Company to repurchase 10 million shares. We are nearing the completion of our current 10 million share repurchase program, which was initiated in 2001. We plan to repurchase approximately two million shares of common stock this year to offset the dilution resulting from the exercise of stock options.

    Dividend Declared

    The Board of Directors declared a regular quarterly cash dividend of $.29 per share, payable on March 20, 2006 to shareholders of record as of the close of business on March 10, 2006.

    Cautionary Statement on Forward-looking Statements

    Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; the financial strength and competitive conditions, including consolidation, of our customers and of our suppliers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to make and integrate acquisitions successfully; the Company's ability to achieve expected sales and earnings growth from ongoing businesses and acquisitions; the Company's ability to achieve its planned cost savings; natural disasters; terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

    About the Company

    VF Corporation is a leader in branded lifestyle apparel including jeanswear, outdoor products, intimate apparel, image apparel and sportswear. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Nautica(R), John Varvatos(R), JanSport(R),
Eastpak(R), The North Face(R), Vans(R), Reef(R), Napapijri(R),
Kipling(R), Lee Sport(R) and Red Kap(R).
    VF Corporation's press releases, annual report and other information can be accessed through the Company's home page, www.vfc.com.

    Webcast Information

    VF will hold its fourth quarter conference call and webcast today at 8:30 a.m. ET. Interested parties should call (800)811-8845 domestic, or (913)981-4905 international, to access the call. You may also access this call via the Internet at www.vfc.com. A replay will be available through February 21, 2006 and can be accessed by dialing
(888)203-1112 domestic, and (719) 457-0820 international. The pass code is 5524284. A replay also can be accessed at the Company's web site at www.vfc.com.



                            VF CORPORATION
                   Consolidated Statements of Income
               (In thousands, except per share amounts)

                         Three Months Ended
                               December          Year Ended December
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------

Net Sales              $1,626,110  $1,559,761  $6,428,648  $6,054,536
Royalty Income             19,889      19,397      73,729      70,052
                       ----------- ----------- ----------- -----------

Total Revenues          1,645,999   1,579,158   6,502,377   6,124,588
                       ----------- ----------- ----------- -----------

Costs and Operating
 Expenses
    Cost of goods sold    972,254     923,413   3,785,243   3,644,255
    Marketing,
     administrative and
     general expenses     473,860     451,695   1,888,957   1,702,545
                       ----------- ----------- ----------- -----------
                        1,446,114   1,375,108   5,674,200   5,346,800
                       ----------- ----------- ----------- -----------

Operating Income          199,885     204,050     828,177     777,788

Other Income (Expense)
    Interest income         1,580       2,303       8,039       7,151
    Interest expense      (13,942)    (19,067)    (70,463)    (76,087)
    Miscellaneous, net      4,259       1,312       5,060       3,268
                       ----------- ----------- ----------- -----------
                           (8,103)    (15,452)    (57,364)    (65,668)
                       ----------- ----------- ----------- -----------
Income before Income
 Taxes and Cumulative
 Effect of a Change in
 Accounting Policy        191,782     188,598     770,813     712,120

Income Taxes               64,312      63,295     252,278     237,418
                       ----------- ----------- ----------- -----------

Income before Cumulative
 Effect of a Change in
 Accounting Policy        127,470     125,303     518,535     474,702
Cumulative Effect of a
 Change in Accounting
 Policy                         -           -     (11,833)          -
                       ----------- ----------- ----------- -----------

Net Income             $  127,470  $  125,303  $  506,702  $  474,702
                       =========== =========== =========== ===========

Earnings Per Common
 Share - Basic
  Income before
   cumulative effect
   of a change in
   accounting policy   $     1.15   $    1.13  $     4.65  $     4.30
  Cumulative effect
   of a change in
   accounting policy            -           -       (0.11)          -
  Net income                 1.15        1.13        4.54        4.30

Earnings Per Common
 Share - Diluted
  Income before
   cumulative effect
   of a change in
   accounting policy   $     1.13   $    1.10  $     4.54  $     4.21
  Cumulative effect
   of a change in
   accounting policy            -           -       (0.10)          -
  Net income                 1.13        1.10        4.44        4.21

Weighted Average Shares
 Outstanding
    Basic                 110,407     110,956     111,192     109,872
    Diluted               113,122     114,153     114,192     112,730

Cash Dividends Per
 Common Share          $     0.29    $   0.27   $    1.10   $    1.05


Basis of presentation: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to December 31 of each year. For presentation purposes herein, all references to periods ended December 2005 and December 2004 relate to the fiscal periods ended as of December 31, 2005 and January 1, 2005, respectively.

Change in accounting policy: During the fourth quarter of 2005, VF elected to early adopt FASB Statement No. 123 (Revised), Share-Based Payment ("Statement 123(R)"), effective as of the beginning of 2005 using the modified retrospective method. Under this method of adoption, VF recorded a noncash charge of $11.8 million (net of income taxes of $7.9 million) or $.10 per diluted share as the Cumulative Effect of a Change in Accounting Policy for periods prior to January 2005. As a result, VF has restated its operating results for the first three quarters of 2005 to recognize compensation cost for grants of stock options and other stock-based compensation over the requisite service periods in amounts previously reported in the pro forma footnote disclosures under the prior accounting rules. Financial statements for prior years have not been restated.

Reclassifications: Beginning in the fourth quarter of 2005, Royalty Income is classified as a separate component of Total Revenues, with related expenses classified in Marketing, Administrative and General. Prior period amounts have been reclassified to conform with the 2005 presentation.

                            VF CORPORATION
                      Consolidated Balance Sheets
                            (In thousands)

                                                       December
                                               -----------------------
                                                  2005         2004
                                               ----------- -----------
ASSETS
Current Assets
     Cash and equivalents                      $  296,557  $  485,507
     Accounts receivable, net                     764,184     738,345
     Inventories                                1,081,080     975,369
     Deferred income taxes                        106,774      99,338
     Other current assets                         116,781      68,893
                                               ----------- -----------
           Total current assets                 2,365,376   2,367,452

Property, Plant and Equipment                   1,551,411   1,539,490
     Less accumulated depreciation                987,356     967,236
                                               ----------- -----------
                                                  564,055     572,254

Intangible Assets                                 744,313     639,520
Goodwill                                        1,097,037   1,031,594
Other Assets                                      400,290     382,342
                                               ----------- -----------

                                               $5,171,071  $4,993,162
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Short-term borrowings                     $  138,956   $  42,830
     Current portion of long-term debt             33,956     401,232
     Accounts payable                             451,383     369,937
     Accrued liabilities                          527,848     547,099
                                               ----------- -----------
           Total current liabilities            1,152,143   1,361,098

Long-term Debt                                    647,728     556,639
Other Liabilities                                 539,661     536,131

Commitments and Contingencies

Redeemable Preferred Stock                         23,326      26,053

Common Stockholders' Equity
     Common Stock                                 110,108     111,388
     Additional paid-in capital                 1,277,486   1,087,641
     Accumulated other comprehensive income
      (loss)                                     (164,802)   (113,071)
     Retained earnings                          1,585,421   1,427,283
                                               ----------- -----------

           Total common stockholders' equity    2,808,213   2,513,241
                                               ----------- -----------

                                               $5,171,071  $4,993,162
                                               =========== ===========

                            VF CORPORATION
                 Consolidated Statements of Cash Flows
                            (In thousands)

                                                   Year Ended December
                                                 ---------------------
                                                    2005        2004
                                                  ---------  ---------

 Operating Activities
     Net income                                  $ 506,702  $ 474,702
     Adjustments to reconcile net income
       to cash provided by operating activities:
       Cumulative effect of a change in
        accounting policy                           11,833          -
       Depreciation                                 99,549    110,868
       Amortization                                 33,715     29,849
       Stock-based compensation                     43,782     10,956
       Provision for doubtful accounts               7,831      4,206
       Pension funding in excess of expense        (14,857)      (236)
       Deferred income taxes                           433     16,172
       Other, net                                  (10,970)    20,984
       Changes in operating assets and liabilities, net of
        acquisitions:
         Accounts receivable                       (10,388)   (20,991)
         Inventories                               (95,992)    51,450
         Other current assets                      (45,756)   (19,006)
         Accounts payable                           80,105      3,812
         Accrued compensation                      (11,104)    48,897
         Other accrued liabilities                 (33,537)    (1,407)
                                                  ---------  ---------
       Cash provided by operating activities       561,346    730,256

 Investing Activities
     Capital expenditures                         (110,307)   (81,410)
     Business acquisitions, net of cash acquired  (211,838)  (655,089)
     Software purchases                            (17,546)   (13,018)
     Sale of property, plant and equipment          17,683     12,900
     Sale of VF Playwear business                    6,667      4,517
     Other, net                                        798       (103)
                                                  ---------  ---------
       Cash used by investing activities          (314,543)  (732,203)

 Financing Activities
     Increase (decrease) in short-term borrowings   95,673    (19,056)
     Proceeds from long-term debt                  117,792          -
     Payments on long-term debt                   (401,253)    (3,494)
     Purchase of Common Stock                     (229,003)         -
     Cash dividends paid                          (124,116)  (117,731)
     Proceeds from issuance of Common Stock         99,974    106,613
     Tax benefits of stock option exercises         17,741          -
     Other, net                                       (301)      (730)
                                                  ---------  ---------
       Cash used by financing activities          (423,493)   (34,398)

 Net Cash Used by Discontinued Operations                -     (3,320)
 Effect of Foreign Currency Rate Changes on Cash   (12,260)    10,387
                                                  ---------  ---------

 Net Change in Cash and Equivalents               (188,950)   (29,278)

 Cash and Equivalents - Beginning of Year          485,507    514,785
                                                  ---------  ---------

 Cash and Equivalents - End of Year              $ 296,557  $ 485,507
                                                  =========  =========

                            VF CORPORATION
                  Supplemental Financial Information
                     Business Segment Information
                            (In thousands)

                         Three Months Ended
                              December           Year Ended December
                       ----------------------- -----------------------
                          2005(a)      2004       2005(a)      2004
                       -----------  ---------- -----------  ----------

Coalition Revenues:
  Jeanswear            $  686,844  $  679,827  $2,697,066  $2,706,364
  Outdoor Apparel and
   Equipment              343,886     279,869   1,454,872   1,011,508
  Intimate Apparel        183,560     185,872     848,222     906,522
  Imagewear               234,617     230,907     805,775     770,293
  Sportswear              182,911     183,570     650,813     618,763
  Other                    14,181      19,114      45,629     111,138
                        ----------  ----------  ----------  ----------

  Total revenues       $1,645,999  $1,579,159  $6,502,377  $6,124,588
                        ==========  ==========  ==========  ==========


Coalition Profit:
  Jeanswear            $  122,062  $  118,144  $  452,461  $  442,151
  Outdoor Apparel and
   Equipment               48,753      33,699     233,433     156,385
  Intimate Apparel          3,175      14,307      59,595     117,804
  Imagewear                35,752      44,263     126,287     117,035
  Sportswear               26,360      31,202     100,139      67,202
  Other                     1,383        (107)     (1,063)    (10,726)
                        ----------  ----------  ----------  ----------

  Total coalition
   profit                 237,485     241,508     970,852     889,851

Corporate and Other
 Expenses                 (33,341)    (36,146)   (137,615)   (108,795)
Interest, net             (12,362)    (16,764)    (62,424)    (68,936)
                        ----------  ----------  ----------  ----------

Income Before Income
 Taxes and Cumulative
 Effect of a Change
 in Accounting Policy   $ 191,782   $ 188,598   $ 770,813   $ 712,120
                        ==========  ==========  ==========  ==========

(a) 2005 includes the effects of the change in accounting policy for stock-based compensation.

                            VF CORPORATION
                  Supplemental Financial Information
           Effects of Adoption of FASB Statement No. 123 (R)
        2005 Consolidated Statement of Income - Reconciliation,
                          Compared with 2004

               (In thousands, except per share amounts)


                                    Three Months Ended December
                    --------------------------------------------------
                                   2005                        2004
                    --------------------------------------  ----------
                                                   As
                                                Reported -
                                                  After
                     Prior                       Adoption
                   Accounting     Effects of       of
                     Policy      Adoption of    Statement       As
                  (Opinion 25) Statement 123(R)   123(R)     Reported
                  ------------ ---------------- ---------- -----------

Net Sales          $1,626,110                  $1,626,110  $1,559,761
Royalty Income         19,889                      19,889      19,397
                    ----------                  ----------  ----------

Total Revenues      1,645,999                   1,645,999   1,579,158
                    ----------                  ----------  ----------

Costs and Operating
 Expenses
  Cost of goods
   sold               971,610         $   644     972,254     923,413
  Marketing,
   administrative
   and general
   expenses           469,548           4,312     473,860     451,695
                    ----------         -------  ----------  ----------
                    1,441,158           4,956   1,446,114   1,375,108
                    ----------         -------  ----------  ----------

Operating Income      204,841          (4,956)    199,885     204,050

Other Income
 (Expense)
  Interest
   income               1,580                       1,580       2,303
  Interest
   expense            (13,942)                    (13,942)    (19,067)
  Miscellaneous,
   net                  4,259                       4,259       1,312
                    ---------- ---------------  ----------  ----------
                       (8,103)              -      (8,103)    (15,452)
                    ---------- ---------------  ----------  ----------
Income before Income
 Taxes and Cumulative
 Effect of a Change
 in Accounting
 Policy               196,738          (4,956)    191,782     188,598

Income Taxes           66,054          (1,742)     64,312      63,295
                    ----------         -------  ----------  ----------

Income before
 Cumulative Effect
 of a Change in
 Accounting Policy    130,684          (3,214)    127,470     125,303
Cumulative Effect
 of a Change in
 Accounting
 Policy                     -               -           -           -
                    ----------         -------  ----------  ----------

Net Income         $  130,684         $(3,214) $  127,470  $  125,303
                    ==========         =======  ==========  ==========

Earnings Per Common
 Share - Basic
  Income before
   cumulative
   effect of a
   change in
   accounting
   policy          $     1.18         $ (0.03) $     1.15  $     1.13
  Cumulative
   effect of a
   change in
   accounting
   policy                   -               -           -           -
  Net income             1.18           (0.03)       1.15        1.13

Earnings Per Common
 Share - Diluted
  Income before
   cumulative
   effect of a
   change in
   accounting
   policy          $     1.16         $ (0.03) $     1.13  $     1.10
  Cumulative
   effect of a
   change in
   accounting
   policy                  -               -           -           -
  Net income             1.16           (0.03)       1.13        1.10


Note: The above reconciliation from the prior accounting rules for stock-based compensation to the newly adopted Statement 123(R) is provided to assist the reader in understanding the impact of this change in accounting policy on VF's 2005 Consolidated Statement of Income.




                            VF CORPORATION
                  Supplemental Financial Information
           Effects of Adoption of FASB Statement No. 123 (R)
        2005 Consolidated Statement of Income - Reconciliation,
                          Compared with 2004

               (In thousands, except per share amounts)

                                   Year Ended December
                 -----------------------------------------------------
                             2005                             2004
                 --------------------------------  -------------------
                             Effects
                   Prior       of      As Reported -
                Accounting  Adoption     After
                   Policy      of       Adoption
                 (Opinion   Statement of Statement             As
                    25)       123(R)      123(R)            Reported
                ----------- --------- ------------ -------------------

Net Sales       $6,428,648            $6,428,648  $         6,054,536
Royalty Income      73,729                73,729               70,052
                 ----------            ----------  -------------------

Total Revenues   6,502,377             6,502,377            6,124,588
                 ----------            ----------  -------------------

Costs and
 Operating
 Expenses
  Cost of goods
   sold          3,782,319  $  2,924   3,785,243            3,644,255
  Marketing,
   administrative
   and general
   expenses      1,865,186    23,771   1,888,957            1,702,545
                 ----------  --------  ----------  -------------------
                 5,647,505    26,695   5,674,200            5,346,800
                 ----------  --------  ----------  -------------------

Operating
 Income            854,872   (26,695)    828,177              777,788

Other Income
 (Expense)
 Interest
  income             8,039                 8,039                7,151
 Interest
  expense          (70,463)              (70,463)             (76,087)
 Miscellaneous,
  net                5,060                 5,060                3,268
                 ---------- ---------  ----------  -------------------
                   (57,364)        -     (57,364)             (65,668)
                 ----------  --------  ----------  -------------------
Income before
 Income Taxes
 and Cumulative
 Effect of a
 Change in
 Accounting
 Policy            797,508   (26,695)    770,813               712,120

Income Taxes       262,104    (9,826)    252,278               237,418
                 ----------  --------  ----------  -------------------

Income before
 Cumulative
 Effect of a
 Change in
 Accounting
 Policy            535,404   (16,869)    518,535               474,702
Cumulative
 Effect of a
 Change in
 Accounting
 Policy                      (11,833)    (11,833)                    -
                -----------  --------  ----------  -------------------

Net Income      $  535,404  $(28,702) $  506,702  $            474,702
                 ==========  ========  ==========  ===================

Earnings Per
 Common Share -
 Basic
 Income before cumulative
  effect of a change
  in accounting
  policy        $     4.80  $  (0.15) $     4.65  $               4.30
 Cumulative
  effect of a
  change
  in accounting
  policy               -       (0.11)      (0.11)                    -
 Net income           4.80     (0.26)       4.54                  4.30

Earnings Per
 Common Share -
 Diluted
  Income before
  cumulative
  effect of a
  change in
  accounting
  policy        $     4.69  $  (0.15) $     4.54  $               4.21
 Cumulative
  effect of a
  change in
  accounting
  policy                 -     (0.10)      (0.10)                    -
 Net income           4.69     (0.25)       4.44                  4.21


Note: The above reconciliation from the prior accounting rules for stock-based compensation to the newly adopted Statement 123(R) is provided to assist the reader in understanding the impact of this change in accounting policy on VF's 2005 Consolidated Statement of Income.

                            VF CORPORATION
                  Supplemental Financial Information
           Effects of Adoption of FASB Statement No. 123(R)
           2005 Consolidated Statements of Income By Quarter
               (In thousands, except per share amounts)

                                       2005
            ----------------------------------------------------------
              First       Second       Third      Fourth
             Quarter(b)  Quarter(b)  Quarter(b)   Quarter       Year
            ----------- ----------- ----------- ----------- ----------

Net Sales   $1,563,643  $1,435,831  $1,803,064  $1,626,110  $6,428,648
Royalty
 Income         18,542      16,276      19,022      19,889      73,729
            ----------  ----------  ----------  ----------  ----------

Total
 Revenues    1,582,185   1,452,107   1,822,086   1,645,999   6,502,377
            ----------  ----------  ----------  ----------  ----------

Costs and
 Operating
 Expenses
 Cost of goods
  sold         915,564     841,812   1,055,613     972,254   3,785,243
 Marketing,
  administrative
  and general
   expenses    480,115     456,511     478,471     473,860   1,888,957
             ----------  ----------  ----------  ----------  ---------
             1,395,679   1,298,323   1,534,084   1,446,114   5,674,200
             ----------  ----------  ----------  ----------  ---------

Operating
 Income        186,506     153,784     288,002     199,885     828,177

Other Income
 (Expense)
 Interest
  income         3,016       2,041       1,402       1,580      8,039
 Interest
  expense      (18,674)    (18,490)    (19,357)    (13,942)   (70,463)
 Miscellaneous,
  net              119        (137)        819       4,259      5,060
               ----------  ----------  ----------  ----------  -------
               (15,539)    (16,586)    (17,136)     (8,103)   (57,364)
               ----------  ----------  ----------  ----------  -------
Income before
 Income Taxes
 and Cumulative
 Effect of a
 Change in
 Accounting
 Policy        170,967     137,198      270,866     191,782    770,813

Income Taxes    56,281      40,449       91,236      64,312    252,278
               ----------  ----------  ----------  ----------  -------

Income before
 Cumulative
 Effect of a
 Change
 in Accounting
 Policy        114,686      96,749     179,630     127,470     518,535
Cumulative
 Effect of a
 Change in
 Accounting
  Policy       (11,833)          -           -           -    (11,833)
               ----------  ----------  ----------  ----------  -------

Net Income    $ 102,853  $   96,749  $  179,630  $  127,470  $ 506,702
               ==========  ==========  ==========  ========== ========

Earnings Per
 Common Share -
 Basic
 Income before
  cumulative
  effect of a
  change in
  accounting
  policy       $     1.02 $     0.87  $    1.61  $     1.15  $   4.65
 Cumulative
  effect of a
  change
  in accounting
  policy            (0.11)         -          -           -     (0.11)
 Net income          0.92       0.87       1.61        1.15      4.54

Earnings Per
 Common Share -
 Diluted
  Income before
   cumulative
   effect of a
   change in
   accounting
   policy       $    1.00  $    0.85  $    1.57  $     1.13  $   4.54
  Cumulative
   effect of a
   change
   in
   accounting
   policy           (0.10)         -          -           -     (0.10)
  Net income         0.89       0.85       1.57        1.13      4.44


(b) Restated to include the effects of the change in accounting policy for stock- based compensation.

                            VF CORPORATION
                  Supplemental Financial Information
           Effects of Adoption of FASB Statement No. 123 (R)
             2005 Business Segment Information By Quarter
                            (In thousands)

              First        Second       Third     Fourth
             Quarter(c)   Quarter(c)  Quarter(c)  Quarter      Year
            ----------- ------------ ----------- --------- -----------
Coalition
 Revenues:
 Jeanswear  $  713,502  $  601,974   $ 694,746   $ 686,844  $2,697,066
 Outdoor
  Apparel
  and
  Equipment    285,381     300,434     525,171     343,886   1,454,872
 Intimate
  Apparel      227,703     223,191     213,768     183,560     848,222
 Imagewear     187,304     180,809     203,045     234,617     805,775
 Sportswear    159,596     134,372     173,934     182,911     650,813
 Other           8,699      11,327      11,422      14,181      45,629
             ----------  ----------  ----------  ----------  ---------

 Total
  revenues  $1,582,185  $1,452,107  $1,822,086  $1,645,999  $6,502,377
            ==========  ==========  ==========  ==========  ==========

Coalition
 Profit:
 Jeanswear  $  116,679  $   91,827  $  121,893  $  122,062  $ 452,461
 Outdoor
  Apparel
  and
  Equipment     31,725      41,712     111,243      48,753    233,433
 Intimate
  Apparel       22,308      13,060      21,052       3,175     59,595
 Imagewear      29,570      24,157      36,808      35,752    126,287
 Sportswear     26,429      18,562      28,788      26,360    100,139
 Other            (724)       (204)     (1,518)      1,383     (1,063)
             ----------  ----------  ----------  ----------  ---------

 Total
  coalition
  profit       225,987     189,114     318,266     237,485    970,852

Corporate
 and Other
 Expenses      (39,362)    (35,467)    (29,445)    (33,341)  (137,615)
Interest,
 net           (15,658)    (16,449)    (17,955)    (12,362)   (62,424)
             ----------  ----------  ----------  ----------  ---------

Income Before
 Income Taxes
 and Cumulative
 Effect of a
 Change in
 Accounting
 Policy     $  170,967  $  137,198  $  270,866  $  191,782  $  770,813
            ==========  ==========  ==========  ==========  ==========

(c) Restated to include the effects of the change in accounting policy for stock- based compensation.




    CONTACT: VF Services, Inc.
             Cindy Knoebel, CFA
             VP, Financial & Corporate Communications
             212-841-7141/336-424-6189